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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Incentive Plan of our report dated January 25, 1995, with respect to the consolidated financial statements of Brush Wellman Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Cleveland, Ohio
June 28, 1995